UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2011
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 8 – OTHER EVENTS.

ITEM 8.01	OTHER EVENTS

COMPENSATION TO INDEPENDENT DIRECTORS

On April 8, 2011, the Board of Directors of Ireland Inc. (the "Company") fixed the compensation for its independent directors for the year ending December 31, 2011. Retroactive to January 1, 2011, each of the independent directors of the Company are entitled to receive cash compensation in the amount of $3,000 for each month during which he or she acts in that capacity.

Also on April 8, 2011, Mark H. Brennan, the Company’s sole independent director, was granted non-qualified stock options pursuant to the Company's 2007 Stock Incentive Plan to purchase an aggregate of 200,000 shares of the Company’s common stock, vesting on the dates and in the amounts, exercisable at the price, and expiring on the dates, each as set out below:

Number of Options to	Exercise Price Per	Vesting Date	Expiration Date
Vest	Share
50,000	$0.36	Immediately	March 30, 2016
50,000	$0.36	June 30, 2011	June 29, 2016
50,000	$0.36	September 30, 2011	September 29 2016
50,000	$0.36	December 31, 2011	December 30, 2016

Under the terms of the option agreement between the Company and Mr. Brennan with respect to the above grants, each of the options granted to Mr. Brennan will automatically vest and become exercisable upon the occurrence of a change in control of the Company.

A copy of Mr. Brennan's non-qualified stock option agreement is attached as an exhibit to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Non-Qualified Stock Option Agreement dated April 8, 2011 for Mark H. Brennan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date:	April 13, 2011
		By:	/s/ Douglas D.G. Birnie

			Name:	Douglas D.G. Birnie
			Title:	CEO and President